Exhibit 99.1
FOR IMMEDIATE RELEASE

TerraForm Global Announces Election of Two Independent Directors

Election of Mark Lerdal and Fred Boyle Enhances Board’s
Renewable Energy and Financial Expertise

Bethesda, Md., October 13, 2016 -- TerraForm Global, Inc. (Nasdaq: GLBL) (the “Company”), a global owner and operator of clean energy power plants, today announced the election of two independent directors, Mark Lerdal and Fred Boyle, to the Company’s Board of Directors, effective immediately.

“We are thrilled that Mark and Fred - two accomplished veterans of our industry - are joining TerraForm Global’s Board,” said Peter Blackmore, TerraForm Global’s Chairman and Interim Chief Executive Officer. “Their decades of combined leadership and industry experience will significantly enhance the renewable energy and finance expertise of our Board. We look forward to Mark’s and Fred’s contributions as we continue our strategic alternatives process and work to maximize the value of TerraForm Global for our stockholders.”

Mr. Lerdal and Mr. Boyle will stand for reelection at TerraForm Global’s next annual meeting of shareholders. With the addition of Mr. Lerdal and Mr. Boyle, TerraForm Global’s Board will expand from seven to nine members, five of whom are independent under NSADAQ rules.

About Mark Lerdal

Mr. Lerdal, age 57, has been an active leader in the renewable energy business for more than 30 years as an executive, investor and attorney. Since April 2014, Mark Lerdal has been the Executive Chairman of Leaf Clean Energy Company, a closed-end fund focused on renewable energy investments. From 2009 to December 2015, he was a Managing Director of MP2 Capital, LLC, a developer, owner and operator of solar generation assets. Mr. Lerdal served as President of Hydrogen Energy California, a developer of a carbon capture and sequestration facility, from September 2011 to February 2013. Prior to that time, he was a Managing Director at KKR Finance in its debt securities division. Mr. Lerdal served as an independent director and member of the Corporate Governance and Conflicts Committee of the Board of Directors of TerraForm Global, Inc. from the consummation of its initial public offering in August 2015 until November 20, 2015. Mr. Lerdal served as an independent director and member of the Corporate Governance and Conflicts Committee of the Board of Directors of TerraForm Power, Inc. from the consummation of its initial public offering in July 2014 until November 20, 2015. Mr. Lerdal also serves as a non-executive board member at Trading Emissions Plc and Onsite Energy Corporation, which provides energy services to industrial energy users. Mr. Lerdal graduated cum laude from Northwestern University School of Law and holds a bachelor’s degree in economics from Stanford University.

About Fred Boyle

Mr. Boyle, age 58, has more than 30 years of experience in the energy industry, including leadership roles in both regulated and non-regulated segments of the industry. He most recently served as the Senior Vice President and Chief Financial Officer of Pepco Holdings Inc., an energy holding company providing utility service to the Mid-Atlantic region, from 2012 to 2016. As CFO, Mr. Boyle assisted in the company’s successful sale to Exelon for an enterprise value of $12 billion. Previously, Mr. Boyle served first as Vice

President, Chief Accounting Officer and Controller and later as Senior Vice President and Chief Financial Officer of DPL Inc., a holding company for the Dayton Power and Light Company, an Ohio-based electric utility company serving over 500,000 customers. Mr. Boyle also served as Vice President of Finance for Direct Energy, a large competitive retailer of energy and related services in North America, and as Chief Financial Officer of Accent Energy, a national retail energy marketer. Earlier in his career, Mr. Boyle spent 18 years with American Electric Power serving in various financial roles, with his most senior role as Vice President of Financial Services for the corporate development group. Mr. Boyle holds a Master of Tax degree from The Capital University and a Bachelor of Science in Business Administration from The Ohio State University.

About TerraForm Global

TerraForm Global is a renewable energy company that is changing how energy is generated, distributed and owned. TerraForm Global creates value for its investors by owning and operating clean energy power plants in high-growth emerging markets. For more information about TerraForm Global, please visit: www.terraformglobal.com.

Cautionary Note Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks, and uncertainties and typically include words or variations of words such as “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “estimate,” “predict,” “project,” “goal,” “guidance,” “outlook,” “objective,” “forecast,” “target,” “potential,” “continue,” “would,” “will,” “should,” “could,” or “may” or other comparable terms and phrases.

They include, without limitation, statements relating to the expertise of the Company’s board of directors; the strategic alternatives process for the Company; and the reelection of board members. These forward-looking statements are based on current expectations as of the date of this press release and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: the ability of the Company to successfully implement any strategic alternative; the timing of the Company’s annual meeting; as well as additional factors we have described in other filings with the Securities and Exchange Commission.

The risks included above are not exhaustive. Other factors that could adversely affect our business and prospects are described in the filings made by us with the Securities and Exchange Commission.

The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Contacts:

Investors:

Brett Prior
TerraForm Global
investors@terraform.com

Media:

Meaghan Repko / Joseph Sala / Nicholas Leasure
Joele Frank, Wilkinson Brimmer Katcher

media@terraform.com
(212) 355-4449